                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE COMPANY, AS OF MARCH 14, 1997

                                                                                                     % OWNED BY
                                                                               ORGANIZED UNDER       IMMEDIATE
                                SUBSIDIARY                                         LAWS OF         PARENT (1)(2)
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Baxter International Inc.                                                    Delaware
  Perfusion Services of Baxter Healthcare Corporation                        Delaware                         100
  Baxter CVG Sub Inc                                                         Delaware                         100
  Baxter Healthcare Corporation                                              Delaware                         100
    Nextran, Inc.                                                            Delaware                         100
    Medication Delivery Devices Inc                                          California                       100
  Baxter World Trade Corporation                                             Delaware                         100
    Baxter Foreign Sales Corporation                                         Barbados                         100
    Baxter Export Corporation                                                Nevada                           100
    Baxter Argentina SA                                                      Argentina                        100
    Industrial y Comercial Baxter de Chile Ltda                              Chile                         99 (4)
    Baxter Representacoes Ltda                                               Brazil                           100
      Baxter Hospitalar Ltda                                                 Brazil                     85.21 (4)
    Baxter SA                                                                Belgium                    98.44 (4)
      Baxter SA                                                              France                     64.57 (4)
    Baxter Deutschland GmbH                                                  Germany                          100
    Baxter SpA                                                               Italy                      98.74 (4)
    Baxter B.V. (Uden)                                                       Netherlands                50.83 (4)
    Baxter SA                                                                Spain                      99.99 (4)
    Baxter A/S                                                               Denmark                          100
    Baxter Pharmacy Services Corporation                                     Delaware                     100 (5)
      Baxter Sales and Distribution Corp                                     Delaware                         100
      Baxter Healthcare Corporation of Puerto Rico                           Alaska                           100
    Baxter Healthcare (Holdings) Ltd                                         United Kingdom             99.99 (4)
      Baxter Healthcare Limited                                              United Kingdom             99.99 (4)
    Baxter Limited                                                           Malta                         50 (3)
    Baxter Healthcare S.A.                                                   Panama                           100
    Baxter Healthcare Pte Ltd                                                Singapore                        100
    Baxter World Trade                                                       Belgium                    51.74 (4)
    Baxter Limited                                                           Japan                            100
    Baxter Healthcare Pty Ltd                                                Australia                  99.99 (4)
    Baxter Healthcare Limited                                                New Zealand                      100
    Baxter Edwards A.G.                                                      Switzerland                 99.6 (4)
    Baxter A.G.                                                              Switzerland                 99.9 (4)
    Baxter A/O                                                               Russia                           100
    Xenomedica A.G.                                                          Switzerland                99.94 (4)
    Baxter S.A. de C.V.                                                      Mexico                      99.9 (4)
    Laboratorios Baxter SA (Colombia)                                        Delaware                         100
    Baxter Corporation                                                       Canada                           100
  Baxter Biotech Worldwide Ltd                                               Delaware                         100
    Baxter Biotech Holding AG                                                Switzerland                      100
      Immuno International AG                                                Switzerland                      100
        Immuno - US, Inc.                                                    Michigan                         100
        Immuno AG                                                            Austria                     99.99(4)
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

Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                   * * * * *

(1) Including director's qualifying and other nominee shares.

(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.

(3) 50% owned by Baxter World Trade Corporation and 50% owned by Baxter SA (France).

(4) Remaining shares owned by the Company, its subsidiaries or employees.

(5) Of common stock.